EXHIBIT 10.1

CONSENT OF SENIOR SECURED NOTE HOLDER FOR EXTENSION OF MATURITY DATE OF SENIOR SECURED NOTE

Power Efficiency Corporation

3900 Paradise Road

Suite 283

Las Vegas, NV 89109

March 14, 2005

To: 15% Note Holders

Dear             :

                We refer to the 15% promissory notes (the “Notes”) of Power Efficiency Corporation, a Delaware corporation (the “Company”) due October 26, 2005 (the “Original Maturity Date”).

                In consideration of the Company’s agreement evidenced by this letter to continue to pay interest on the Notes in accordance with their terms through the New Maturity Date (as defined below), we understand that you are agreeable to extending the Original Maturity Date to October 26, 2006 (the “New Maturity Date”).

                Please confirm your agreement to the extension of the Original Maturity Date to the New Maturity Date by signing and dating a copy of this letter in the space provided below and returning such copy to us.  On receipt of your agreement, your Note(s) shall be amended to mature on October 26, 2006, and to provide for the payment of interest quarterly on each January 26, April 26, July 26 and October 26 through the New Maturity Date.  The Notes shall remain in full force and effect in accordance with their terms as so amended.

                Please also affix a copy of this letter to the original Note or Notes held by you to evidence their amendment.

Very truly yours,
Steven Strasser, Chairman & CEO
POWER EFFICIENCY CORPORATION

The undersigned holder of Notes hereby agrees to the amendment of such Notes to extend their maturity date to October 26, 2006, on the terms and conditions set forth above:

Signature of Noteholder Dated: March , 2005